Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2023 THIRD QUARTER

New York, NY, November 9, 2023 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended September 30, 2023.
Financial Highlights:1

Q3 2023 Consolidated Results
▪Q3 Revenue of $953 million, down 3.6%; slightly better than the guidance range of down mid-single digits
•Excluding Q3 Political Revenue, Q3 Revenue down 1%
▪GAAP Operating income of $69 million vs. GAAP Operating loss of $211 million in Q3 2022, which included a $302 million non-cash impairment charge
▪Consolidated Adjusted EBITDA of $204 million, within previously disclosed guidance range of $195 million to $205 million, compared to $252 million in Q3 2022
▪Cash Flows from operating activities of $96 million
▪Free Cash Flow of $68 million
▪Received cash proceeds of $45 million from sale of radio broadcast towers

Q3 2023 Digital Audio Group Results
▪Digital Audio Group Revenue of $267 million up 5%
•Podcast Revenue of $103 million up 13%
•Digital Revenue excluding Podcast of $165 million up 1%
▪Segment Adjusted EBITDA of $94 million up 20%
•Digital Audio Group Adjusted EBITDA margin of 35.1%
Q3 2023 Multiplatform Group Results
▪Multiplatform Group Revenue of $626 million down 5%
▪Segment Adjusted EBITDA of $162 million down 22%
•Multiplatform Group Adjusted EBITDA margin of 25.9%

Continued Proactive Capital Structure Improvement Through Debt Paydown
▪Cash balance and total available liquidity2 of $213 million and $625 million, respectively, as of September 30, 2023
▪Repurchased $89 million in principal balance of 8.375% Senior Unsecured Notes (at a discount to par) for $65 million in cash; expected to generate approximately $7 million of annualized interest savings
•As of September 30, 2023, since Q2 2022 combined Notes repurchases of $519 million at a discount to par for $437 million cash; in aggregate expected to generate approximately $43 million of annualized interest savings
•Cumulative reduction of the outstanding principal balance of these Notes from $1.45 billion as of March 31, 2022 to approximately $0.9 billion as of September 30, 2023

Guidance
▪Q4 Consolidated Revenue expected to decline in the high-single digits; Q4 Consolidated Revenue excluding the impact of Political expected to decline in the low-single digits3
▪October Consolidated Revenue down approximately 8%
▪Q4 Consolidated Adjusted EBITDA4 expected to be $205 million to $215 million
▪Remain committed to long term target of approximately 4x Net Debt to Adjusted EBITDA ("net leverage")4
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 Included in Q4 2022 GAAP Consolidated Revenue is approximately $66 million of Political Revenue.
4 A full reconciliation of forecasted Adjusted EBITDA, consolidated revenue excluding political, net debt and net leverage on a non-GAAP basis to the most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including political revenue, gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“We’re pleased to report that our third quarter results were at the high end of our Adjusted EBITDA and Revenue guidance ranges. Our Digital Audio Group’s performance reflects the strong flow-through characteristics of the business and Podcasting continues to be a strong growth engine for the Company; additionally, while the Multiplatform Group does continue to be impacted by advertising industry uncertainty, we’ve seen sequential gradual quarter to quarter improvement throughout the year and we remain confident that the Multiplatform Group will be an additional growth engine for the company as the advertising marketplace recovers,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc.

“We still feel confident -- and see strong indications -- that Q4 will continue the trend of sequential quarterly improvement for both the Digital Audio Group and the Multiplatform Group, and for iHeart on a consolidated basis. While there continues to be lingering uncertainty in the advertising market driven by the current global geopolitical situation, as the advertising ecosystem continues to improve, combined with what is expected to be a record political advertising year in 2024, we believe that we will resume our growth story in terms of revenue and profitability,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc.

Consolidated Results of Operations
Third Quarter 2023 Consolidated Results
Our consolidated revenue decreased $35.9 million, or 3.6%, during the three months ended September 30, 2023 compared to the same period of 2022. Digital Audio revenue increased $13.3 million, or 5.2%, driven primarily by continuing increases in demand for podcast advertising. Multiplatform revenue decreased $33.5 million, or 5.1%, primarily resulting from a decrease in broadcast advertising due to a challenging macroeconomic environment and a decline in political advertising, partially offset by an increase in trade and barter revenues and higher revenues from live events. Audio & Media Services revenue decreased $15.8 million primarily due to a decrease in political revenue.
Consolidated direct operating expenses increased $8.3 million, or 2.2%, during the three months ended September 30, 2023 compared to the same period of 2022. The increase in direct operating expenses was primarily driven by higher music license fees, and higher variable content costs resulting from an increase in digital revenue, including third-party digital costs and profit sharing costs. The increase was partially offset by lower employee compensation as a result of cost savings initiatives.
Consolidated Selling, General & Administrative ("SG&A") expenses decreased $6.3 million, or 1.6%, during the three months ended September 30, 2023 compared to the same period of 2022. The decrease in Consolidated SG&A expenses was driven primarily by a decrease in costs incurred in connection with executing on our cost reduction initiatives, partially offset by higher trade and barter expense, variable bonus expense, and bad debt expense.
Our consolidated GAAP Operating income was $69.0 million compared to Operating loss of $211.2 million in the third quarter of 2022, primarily resulting from a non-cash impairment charge of $302.1 million of our indefinite-lived intangible assets balances recorded in the third quarter of 2022.
Adjusted EBITDA decreased to $203.8 million compared to $252.2 million in the prior-year period.
Cash provided by operating activities was $96.2 million, compared to $103.1 million in the prior-year period primarily due to a decrease in broadcast radio revenue due to a challenging macroeconomic environment, a decrease in political revenue, and an increase in floating borrowing rates. Free Cash Flow was $67.7 million, compared to $62.8 million in the prior year period.

Business Segments: Results of Operations
Third Quarter 2023 Multiplatform Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$626,383	$659,896	(5.1)%	$1,751,340	$1,864,356	(6.1)%
Operating expenses[1]	463,939	452,631	2.5%	1,339,441	1,328,688	0.8%
Segment Adjusted EBITDA	$162,444	$207,265	(21.6)%	$411,899	$535,668	(23.1)%
Segment Adjusted EBITDA margin	25.9%	31.4%		23.5%	28.7%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group decreased $33.5 million, or 5.1% YoY, primarily as a result of the challenging macroeconomic environment and a decline in political advertising as 2022 was a mid-term election year, partially offset by an increase in trade and barter and live events revenues. Broadcast revenue declined $29.7 million, or 6.1% YoY, driven by lower spot revenue and a decrease in political advertising, partially offset by an increase in trade and barter revenues. Networks declined $10.9 million, or 8.6% YoY. Revenue from Sponsorship and Events increased by $6.9 million, or 16.3% YoY.

Operating expenses increased $11.3 million, or 2.5% YoY, driven primarily by an increase in trade and barter expenses and costs incurred in connection with live events, partially offset by lower sales commissions.

Segment Adjusted EBITDA Margin decreased YoY to 25.9% from 31.4%.

Third Quarter 2023 Digital Audio Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$267,222	$253,953	5.2%	$751,472	$720,733	4.3%
Operating expenses[1]	173,565	175,636	(1.2)%	519,115	511,025	1.6%
Segment Adjusted EBITDA	$93,657	$78,317	19.6%	$232,357	$209,708	10.8%
Segment Adjusted EBITDA margin	35.1%	30.8%		30.9%	29.1%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $13.3 million, or 5.2% YoY, driven by Podcast revenue which increased by $11.4 million, or 12.5%, YoY, to $102.7 million, driven primarily by increased demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which grew $1.9 million, or 1.1%, YoY, to $164.6 million, driven by an increase in demand for digital advertising, partially offset by a decrease in COVID-19 related advertisers.

Operating expenses decreased $2.1 million, or 1.2% YoY, due to lower third-party digital costs in connection with COVID-19 related advertisers, partially offset by higher sales commissions resulting from higher revenue.

Segment Adjusted EBITDA Margin increased YoY to 35.1% from 30.8%.

Third Quarter 2023 Audio & Media Services Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$61,979	$77,794	(20.3)%	$189,134	$209,716	(9.8)%
Operating expenses[1]	45,003	48,044	(6.3)%	138,315	141,509	(2.3)%
Segment Adjusted EBITDA	$16,976	$29,750	(42.9)%	$50,819	$68,207	(25.5)%
Segment Adjusted EBITDA margin	27.4%	38.2%		26.9%	32.5%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group decreased $15.8 million, or 20.3% YoY, primarily driven by a decrease in political revenue.

Operating expenses decreased $3.0 million, or 6.3% YoY, primarily as a result of lower incentive bonus expense and sales commissions due to lower revenues.

Segment Adjusted EBITDA Margin decreased YoY to 27.4% from 38.2%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$952,989	$988,930	$2,684,242	$2,786,393
Operating income (loss)	$68,965	$(211,187)	$(877,091)	$(115,983)
Adjusted EBITDA[1]	$203,782	$252,242	$488,386	$634,645
Net loss	$(8,969)	$(309,776)	$(1,114,314)	$(343,333)
Cash provided by operating activities[2]	$96,169	$103,110	$58,958	$206,699
Free cash flow[1,2]	$67,651	$62,753	$(31,498)	$94,132
Free cash flow including net proceeds from real estate sales[1,2]	$67,651	$70,453	$(26,869)	$125,667

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $108.7 million in the three months ended September 30, 2023, compared to $89.9 million in the three months ended September 30, 2022.

Certain prior period amounts have been reclassified to conform to the 2023 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of September 30, 2023, we had $213.5 million of cash on our balance sheet. For the nine months ended September 30, 2023, cash provided by operating activities was $59.0 million, cash used for investing activities was $40.0 million and cash used for financing activities was $142.0 million.
Capital expenditures for the nine months ended September 30, 2023 were $90.5 million compared to $112.6 million in the nine months ended September 30, 2022. Capital expenditures during the nine months ended September 30, 2023 decreased primarily due to lower spending on real estate optimization initiatives.

As of September 30, 2023, the Company had $5,228.7 million of total debt and $5,015.2 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, providing structural resilience. During the three months ended September 30, 2023, we repurchased $89.1 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027, at a discount to par, for $65.2 million in cash. During the nine months ended September 30, 2023, we repurchased $189.0 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027, at a discount to par, for $137.5 million in cash.

In September 2023, we sold 122 of our broadcast tower sites for net proceeds of $45.3 million and entered into long-term operating leases for use of space on 121 of the broadcast towers and related assets.

Cash balance and total available liquidity5 were $213.5 million and $625 million, respectively, as of September 30, 2023.

5 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
Broadcast Radio	$455,103	$484,812	(6.1)%	$1,267,493	$1,362,601	(7.0)%
Networks	116,334	127,239	(8.6)%	346,456	372,329	(6.9)%
Sponsorship and Events	49,500	42,562	16.3%	120,297	114,226	5.3%
Other	5,446	5,283	3.1%	17,094	15,200	12.5%
Multiplatform Group[1]	626,383	659,896	(5.1)%	1,751,340	1,864,356	(6.1)%
Digital ex. Podcast	164,559	162,700	1.1%	475,291	475,254	—%
Podcast	102,663	91,253	12.5%	276,181	245,479	12.5%
Digital Audio Group	267,222	253,953	5.2%	751,472	720,733	4.3%
Audio & Media Services Group[1]	61,979	77,794	(20.3)%	189,134	209,716	(9.8)%
Eliminations	(2,595)	(2,713)		(7,704)	(8,412)
Revenue, total[1]	$952,989	$988,930	(3.6)%	$2,684,242	$2,786,393	(3.7)%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Consolidated Revenue decreased by 3.2% and 1.0% for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services decreased by 7.4% for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on November 9, 2023, at 8:30 a.m. Eastern Time. The conference call number is (888) 330-2446 (U.S. callers) and +1 (240) 789-2732 (International callers) and the passcode for both is 71596. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (647) 362-9199 (International callers) and the passcode for both is 71596. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and thousands of devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, our expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies, improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, expected interest rates and interest expense savings, and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions; the impact of COVID-19 or other future public health crises; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$952,989	$988,930	(3.6)%	$2,684,242	$2,786,393	(3.7)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	379,997	371,719	2.2%	1,079,678	1,067,625	1.1%
Selling, general and administrative expenses (excludes depreciation and amortization)	393,628	399,892	(1.6)%	1,190,202	1,163,293	2.3%
Depreciation and amortization	106,451	109,305		323,028	334,144
Impairment charges	570	309,750		965,087	311,329
Other operating expense, net	3,378	9,451		3,338	25,985
Operating income (loss)	$68,965	$(211,187)		$(877,091)	$(115,983)
Depreciation and amortization	106,451	109,305		323,028	334,144
Impairment charges	570	309,750		965,087	311,329
Other operating expense, net	3,378	9,451		3,338	25,985
Restructuring expenses	16,227	24,486		46,469	54,588
Share-based compensation expense	8,191	10,437		27,555	24,582
Adjusted EBITDA[1]	$203,782	$252,242	(19.2)%	$488,386	$634,645	(23.0)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$952,989	$988,930	$2,684,242	$2,786,393
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	379,997	371,719	1,079,678	1,067,625
Selling, general and administrative expenses (excludes depreciation and amortization)	393,628	399,892	1,190,202	1,163,293
Depreciation and amortization	106,451	109,305	323,028	334,144
Impairment charges[1]	570	309,750	965,087	311,329
Other operating expense, net	3,378	9,451	3,338	25,985
Operating income (loss)	68,965	(211,187)	(877,091)	(115,983)
Interest expense, net	99,509	87,890	293,659	248,603
Gain (loss) on investments, net	(7,381)	(3,466)	(19,924)	4,359
Equity in loss of nonconsolidated affiliates	(3,514)	(132)	(3,518)	(190)
Gain on extinguishment of debt	23,947	6,892	51,474	15,095
Other expense, net	(738)	(581)	(1,109)	(3,026)
Loss before income taxes	(18,230)	(296,364)	(1,143,827)	(348,348)
Income tax benefit (expense)	9,261	(13,412)	29,513	5,015
Net loss	(8,969)	(309,776)	(1,114,314)	(343,333)
Less amount attributable to noncontrolling interest	84	587	1,469	1,211
Net loss attributable to the Company	$(9,053)	$(310,363)	$(1,115,783)	$(344,544)
1Impairment charges in the nine months ended September 30, 2023 includes $595.5 million related to the impairment of Goodwill, $363.6 million related to the impairment of FCC licenses, and $6.1 million related to impairments of right-of-use assets. The right-of-use asset impairments are part of our operating expense-savings initiatives. As previously disclosed, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. Impairment charges in the three and nine months ended September 30, 2022 include $302.1 million related to the impairment of FCC licenses, and $7.6 million and $9.2 million, respectively, related to impairments of right-of-use assets.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for September 30, 2023 and December 31, 2022:

(In millions)	September 30, 2023	December 31, 2022
Cash	$213.5	$336.2
Total Current Assets	1,349.0	1,472.8
Net Property, Plant and Equipment	580.8	694.8
Total Assets	6,877.5	8,335.9
Current Liabilities (excluding current portion of long-term debt)	742.3	831.2
Long-term Debt (including current portion of long-term debt)	5,228.7	5,414.2
Stockholders' Equity (Deficit)	(406.8)	684.5

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three and nine months ended September 30, 2023 and 2022, and Net Debt as of September 30, 2023. Adjusted EBITDA is defined as consolidated Operating income adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating (income) expense, net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating income (expense), net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash used for operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue, Consolidated Revenue excluding political and Adjusted EBITDA guidance for the quarter ending December 31, 2023 and long-term net leverage guidance, which reflects targets for Adjusted EBITDA and net debt. Our Earnings Call on November 9, 2023 may present guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, Consolidated Revenue excluding political, net debt and net leverage on a non-GAAP basis to its most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including political revenue, gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
Operating income (loss)	$68,965	$(211,187)	$(877,091)	$(115,983)	$(897,194)
Depreciation and amortization	106,451	109,305	323,028	334,144	108,065
Impairment charges[1]	570	309,750	965,087	311,329	960,570
Other operating (income) expense, net	3,378	9,451	3,338	25,985	(261)
Restructuring expenses	16,227	24,486	46,469	54,588	10,789
Share-based compensation expense	8,191	10,437	27,555	24,582	9,212
Adjusted EBITDA	$203,782	$252,242	$488,386	$634,645	$191,181
1Impairment charges in the nine months ended September 30, 2023 includes $595.5 million related to the impairment of Goodwill, $363.6 million related to the impairment of FCC licenses, and $6.1 million related to impairments of right-of-use assets. The right-of-use asset impairments are part of our operating expense-savings initiatives. As previously disclosed, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. Impairment charges in the three and nine months ended September 30, 2022 include $302.1 million related to the impairment of FCC licenses, and $7.6 million and $9.2 million, respectively, related to impairments of right-of-use assets.

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
Net loss	$(8,969)	$(309,776)	$(1,114,314)	$(343,333)	$(882,982)
Income tax (benefit) expense	(9,261)	13,412	(29,513)	(5,015)	(96,357)
Interest expense, net	99,509	87,890	293,659	248,603	98,693
Depreciation and amortization	106,451	109,305	323,028	334,144	108,065
EBITDA	$187,730	$(99,169)	$(527,140)	$234,399	$(772,581)
(Gain) Loss on investments, net	7,381	3,466	19,924	(4,359)	6,038
Gain on extinguishment of debt	(23,947)	(6,892)	(51,474)	(15,095)	(22,902)
Other expense, net	738	581	1,109	3,026	272
Equity in loss of nonconsolidated affiliates	3,514	132	3,518	190	44
Impairment charges	570	309,750	965,087	311,329	960,570
Other operating (income) expense, net	3,378	9,451	3,338	25,985	(261)
Restructuring expenses	16,227	24,486	46,469	54,588	10,789
Share-based compensation expense	8,191	10,437	27,555	24,582	9,212
Adjusted EBITDA	$203,782	$252,242	$488,386	$634,645	$191,181

Reconciliation of Cash Used For Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash provided by operating activities	$96,169	$103,110	$58,958	$206,699
Purchases of property, plant and equipment	(28,518)	(40,357)	(90,456)	(112,567)
Free cash flow	67,651	62,753	(31,498)	$94,132
Net proceeds from real estate sales[1]	—	7,700	4,629	31,535
Free cash flow including net proceeds from real estate sales	$67,651	$70,453	$(26,869)	$125,667
1 During the three and nine months ended September 30, 2023 and 2022, we deployed capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Consolidated revenue	$952,989	$988,930	(3.6)%	$2,684,242	$2,786,393	(3.7)%
Excluding: Political revenue	(7,944)	(33,968)		(17,721)	(66,215)
Consolidated revenue, excluding political	$945,045	$954,962	(1.0)%	$2,666,521	$2,720,178	(2.0)%

Multiplatform Group revenue	$626,383	$659,896	(5.1)%	$1,751,340	$1,864,356	(6.1)%
Excluding: Political revenue	(5,261)	(18,283)		(12,598)	(37,418)
Multiplatform Group revenue, excluding political	$621,122	$641,613	(3.2)%	$1,738,742	$1,826,938	(4.8)%

Digital Audio Group revenue	$267,222	$253,953	5.2%	$751,472	$720,733	4.3%
Excluding: Political revenue	(320)	(2,270)		(1,666)	(4,942)
Digital Audio Group revenue, excluding political	$266,902	$251,683	6.0%	$749,806	$715,791	4.8%

Audio & Media Group Services revenue	$61,979	$77,794	(20.3)%	$189,134	$209,716	(9.8)%
Excluding: Political revenue	(2,363)	(13,415)		(3,457)	(23,855)
Audio & Media Services Group revenue, excluding political	$59,616	$64,379	(7.4)%	$185,677	$185,861	(0.1)%

Reconciliation of Total Debt to Net Debt

(In thousands)	September 30, 2023
Current portion of long-term debt	$390
Long-term debt	5,228,316
Total debt	$5,228,706
Less: Cash and cash equivalents	213,479
Net debt	$5,015,227

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2023
Revenue	$626,383	$267,222	$61,979	$—	$(2,595)	$952,989
Operating expenses(1)	463,939	173,565	45,003	69,295	(2,595)	749,207
Adjusted EBITDA	$162,444	$93,657	$16,976	$(69,295)	$—	$203,782
Adjusted EBITDA margin	25.9%	35.0%	27.4%			21.4%
Depreciation and amortization						(106,451)
Impairment charges						(570)
Other operating expense, net						(3,378)
Restructuring expenses						(16,227)
Share-based compensation expense						(8,191)
Operating income						$68,965
Operating margin						7.2%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended September 30, 2022
Revenue	$659,896	$253,953	$77,794	$—	$(2,713)	$988,930
Operating expenses(1)	452,631	175,636	48,044	63,090	(2,713)	736,688
Adjusted EBITDA	$207,265	$78,317	$29,750	$(63,090)	$—	$252,242
Adjusted EBITDA margin	31.4%	30.8%	38.2%			25.5%
Depreciation and amortization						(109,305)
Impairment charges						(309,750)
Other operating expense, net						(9,451)
Restructuring expenses						(24,486)
Share-based compensation expense						(10,437)
Operating loss						$(211,187)
Operating margin						(21.4)%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2023
Revenue	$1,751,340	$751,472	$189,134	$—	$(7,704)	$2,684,242
Operating expenses(1)	1,339,441	519,115	138,315	206,689	(7,704)	2,195,856
Segment Adjusted EBITDA	$411,899	$232,357	$50,819	$(206,689)	$—	$488,386
Adjusted EBITDA margin	23.5%	30.9%	26.9%			18.2%
Depreciation and amortization						(323,028)
Impairment charges						(965,087)
Other operating expense, net						(3,338)
Restructuring expenses						(46,469)
Share-based compensation expense						(27,555)
Operating loss						$(877,091)
Operating margin						(32.7)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Nine Months Ended September 30, 2022
Revenue	$1,864,356	$720,733	$209,716		$(8,412)	$2,786,393
Operating expenses(1)	1,328,688	511,025	141,509	178,938	(8,412)	2,151,748
Segment Adjusted EBITDA	$535,668	$209,708	$68,207	$(178,938)	$—	$634,645
Adjusted EBITDA margin	28.7%	29.1%	32.5%			22.8%
Depreciation and amortization						(334,144)
Impairment charges						(311,329)
Other operating expense, net						(25,985)
Restructuring expenses						(54,588)
Share-based compensation expense						(24,582)
Operating loss						$(115,983)
Operating margin						(4.2)%
(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.